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                                                                      Exhibit 1


                             STOCK OPTION AGREEMENT
           (Jetborne International, Inc. / Horsham Enterprises, Ltd.)


     THIS STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of this ____ day of March 1998 and between JETBORNE INTERNATIONAL INC a Delaware corporation (the "Company") and HORSHAM ENTERPRISES LTD, a British Virgin Islands corporation (the "Purchaser") with reference to the following facts and circumstances:

     A. The Company, which is publicly-held, has authorised capital stock comprised only of __________ shares of $.01 par value Common Stock, of which __________ shares are issued and outstanding as of the date of this Agreement.

     B. Upon and subject to the terms and conditions set forth herein, the Company wishes to grant to the Purchaser, and the Purchaser wishes to acquire from the Company, an option to acquire from the Company __________ shares of the Company's $.01 par value Common Stock (the "Shares") which Shares, once issued to the Purchaser, would constitute thirty (30%) of the issued and outstanding capital stock of the Company on a fully-diluted basis.

     NOW THEREFORE, in consideration of the premises and respective representations, warranties, covenants, agreements and indemnities contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follows:

     1. GRANT OF OPTION, OPTION FEE. Subject to the terms and conditions hereof, the Company hereby grants to Purchaser an option (the "Option") to purchase the Shares for an aggregate purchase price of Nine Hundred and Ninety-nine Thousand Dollars ($999,000) (the "Purchase Price"). In consideration of the grant of the Option, the Purchaser has concurrently with the execution of this Agreement paid to the Company the sum of One Thousand Dollars ($1,000) (the "Option Fee"), and the Company hereby acknowledges receipt of the Option Fee. It is agreed and understood that nothing in this Agreement shall obligate the Purchaser to purchase the Shares, and the Purchaser may elect whether or not to exercise the Option in the Purchaser's sole and absolute discretion.

     2. EXERCISE PERIOD. The Option may be exercised at any time during the period commencing on the date hereof and ending 90 days after the date hereof (the "Exercise Period"). On the close of business on the last day of the Exercise Period the Option, if not theretofore exercised, shall become null and void. The date on which the Option is exercised is referred to herein as the "Exercise Date".

     3. METHOD OF EXERCISE; FURTHER ASSURANCES. The Option shall be exercisable upon written notice to the Company accompanied by payment by check or

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wire transfer of the Purchase Price. Upon exercise of the Option, the Company and the Purchaser shall each execute and deliver to the other any documents reasonably requested by the other in order more fully to effectuate the subject transaction or to comply with any applicable securities laws or exemption therefrom.

     4. COMPANY'S REPRESENTATIONS AND WARRANTIES. Except as disclosed in the schedules (if any) attached hereto, as a material inducement to the Purchaser to execute this Agreement and to acquire the Option pursuant hereto, the Company represents and warrants to the Purchaser, as of the date hereof, and as of the Exercise Date, as follows:

     (a) Organization and Good Standing; Compliance.  The Company is duly
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organised, validly existing and in good standing under the laws of the State of
Delaware with full power and authority to own or lease and operate its properties and assets and to carry on any business. The Company has all requisite corporate power to enter into this Agreement and to sell the Shares and to carry out and perform its obligations under the terms of this Agreement. Without limiting the generality of the preceding sentence, the Company has received any and all consents and approvals required under applicable law to be obtained with respect to the execution of this Agreement and the sale and issuance of the Shares to the Purchaser pursuant hereto.

     (b) Capital Stock.  The Company has only one class of capital stock, ie
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Common Stock, $.01 par value per share, of which there are __________ shares authorised, and __________ shares issued and outstanding as of the date of this Agreement. On the Exercise Date, upon exercise of the Option and the sale of the Shares to the Purchaser pursuant hereto: (i) the Shares, and all other issued and outstanding shares of capital stock of the Company, will have been duly authorised and validly issued, fully paid and non-assessable, (ii) the Shares will constitute at least thirty percent (30%) of the issued and outstanding capital stock of the Company on a fully-diluted basis.

     (c) Liens And Encumbrances.  There will be no liens, encumbrances, pledges
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or other claims of any nature against the Shares if and when issued to the
Purchaser.

     (d) Securities Law and Warrants and Options.
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          (i) All of the outstanding Common Stock of the Company has been and will be offered and sold in accordance with applicable federal and state securities law or applicable exceptions thereunder and there are no preemptive rights in respect thereof.

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          (ii) Except as may be disclosed in the schedules (if any) attached hereto, there are no outstanding rights, options, warrants, rights, calls, puts, commitments, plans or other agreements of any nature or character providing for the purchase or issuance of any other unissued shares of the Common Stock of the Company.

     (e) Binding Agreement. This Agreement constitutes a valid and binding
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obligation of the Company, enforceable in accordance with its terms.

     (f)  Chapter 11 Proceedings.  The Chapter 11 proceedings initiated in
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respect of the Company (Case No. 91-16169-BKC.AJC. U.S. Bankruptcy Court
Southern District of Florida) have been fully and unconditionally discharged and concluded.

     5. PURCHASER'S REPRESENTATIONS AND WARRANTIES. Except as disclosed in the schedules (if any) attached hereto, as a material inducement to the Company to execute this Agreement, the Purchaser hereby represents and warrants to the Company, as of the date hereof, and as of the Exercise Date, that:

Organisation and Good Standing Compliance.  The Purchaser is duly organised,
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validly existing and in good standing under the laws of the British Virgin
Islands with full power and authority to own or lease and operate its properties and assets and to carry on any business as it is now being conducted, and is qualified to do business in every jurisdiction where the failure to so qualify would have a material adverse effect on the business of the Purchaser or its properties. The Purchaser has full right, power and authority to enter into this Agreement and to perform its obligations as provided herein.

     6. COVENANTS OF COMPANY. During the period commencing on the date hereof and ending upon termination of the Exercise Period (or, if earlier, the Exercise
Date), the Company covenants with the Purchaser as follows:

     (a) Purchaser's Due Diligence; Access to Information.  In order to
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facilitate the Purchaser's due diligence review of the Company, the Company will permit the Purchaser and its representatives to have access to the Company's facilities, and the Company shall furnish the Purchaser with any information reasonably requested by the Purchaser, at all reasonable times and in a manner so as not to interfere with the normal business operations of the Company. Neither such access, inspection or furnishing of information to the Purchaser and its representatives, nor any investigation by the Purchaser and its representatives, shall in any way diminish or otherwise affect the Purchaser's rights to rely on any representation or warranty made by the Company hereunder.

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     (b) Notice of Developments.  The Company shall give prompt written notice
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to the Purchaser of any material adverse development causing a breach of any of the Company's representations and warranties herein. No such notice shall, however, be deemed to amend or supplement this Agreement (including the representations and warranties contained herein and any schedules hereto) or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

     7.  MUTUAL HOLD HARMLESS AND INDEMNIFICATION.

     (a) By Company.  The Company agrees to defend, indemnify and hold harmless
         ----------
the Purchaser from and against any loss, claim, damage, liability or expense (including reasonable attorneys fees):

          (i) incurred or sustained by the Purchaser on account of any and all liabilities of the Company;

          (ii) incurred or sustained by the Purchaser on account of any misrepresentation or breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement or in any schedule, exhibit or other document delivered pursuant hereto; or

          (iii) incurred or sustained by the Purchaser on account of any liability of the Company for a finder's fee, brokerage commission or other like payment.

     If any claim is asserted against the Purchaser for which indemnification may be sought under the provisions of this Section 7, the Purchaser shall promptly notify the Company that the Company may participate in the negotiation and settlement of any such claim at the Company's expense and permitting the Company to join in the defence of any legal action arising therefrom at the Company's expense. The Company shall not be liable to the Purchaser under this Section for losses aggregating less than $1,000.00 (US) or for losses with respect to any claim for which the Purchaser shall have failed to notify the Company in writing within eighteen (18) months from the Exercise Date.

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     8.  MISCELLANEOUS.

     (a) Entire Agreement; Successors and Assigns.  This Agreement constitutes
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the entire agreement between the parties relative to the subject matter hereof.
Any previous agreement or document is superseded by this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

     (b) Construction.  This Agreement shall be governed by and construed in
         ------------
accordance with the laws of the State of Delaware of the United States of America.

     (c) Counterparts.  This Agreement may be executed in two or more
         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (d) Attorneys' Fees.  In the event any legal action is brought to enforce
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the terms of this Agreement, the prevailing party shall be entitled to reimbursement of its legal fees, including costs of enforcement, from the other party or parties, as the case may be.

     (e) Notices.  Any notice required or permitted hereunder shall be given in
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writing and shall be deemed effectively given upon personal delivery, twenty-
four (24) hours after transmission by facsimile, or five (5) days after deposit in the United States mail, by registered or certified mail, addressed to a party at its address shown on the signature page hereof, or at such other address as such party may designate by ten (10) day's advance written notice to the other party.

     (f) Survival of Warranties.  The representations and warranties of the
         ----------------------
parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Exercise Date.

     (g) Brokers.  The parties severally represent and jointly agree that no
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brokers have been involved in the purchase and sale of Shares contemplated by this Agreement.

     (h) Amendment of Agreement.  Any provision of this Agreement may be amended
         ----------------------
by a written instrument signed by each of the parties.

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     (i) Remedies; Injunctive Relief.  In the event of any breach of this
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Agreement, the parties shall be entitled to exercise any and all rights and remedies available to them under applicable documents and law (including all equitable remedies), all of which are cumulative. Without limiting the generality of the foregoing, the parties acknowledge and agree that, in the event the Company breaches its obligation hereunder to sell the Shares to the Purchaser, damages would be inadequate and the Purchaser shall be entitled to injunctive relief, including, without limitation, specific performance of the Company's obligations hereunder.



                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


EXECUTED by JETBORNE     )
INTERNATIONAL INC by:    )





________________________________
Name:

Title:

Address:

Fax No:




EXECUTED by HORSHAM     )
ENTERPRISES LIMITED by:     )






________________________________
Name:

Title:

Address:

Fax No:


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